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                                                                      EXHIBIT 11
                    THE LIBERTY CORPORATION AND SUBSIDIARIES
                  CONSOLIDATED EARNINGS PER SHARE COMPUTATION

                                                     Three Months Ended                    Six Months Ended
                                                           June 30                             June 30,
                                              -------------------------------        ----------------------------
                                                  1996                1995               1996             1995
                                              -----------         -----------        -----------      -----------
                                                                            (Unaudited)
PRIMARY SHARES
- --------------
Common shares outstanding - end of period      20,175,451          19,981,581         20,175,451       19,981,581
Weighted average common shares outstanding
                                               20,140,321          19,914,315         20,110,230       19,883,476

Weighted average common stock options
  outstanding                                     132,893             106,203            146,570           89,851
Preferred stock considered a common stock
  equivalent                                      599,985             599,985            599,985          403,324
                                              -----------         -----------        -----------      -----------
Total primary shares                           20,873,199          20,620,503         20,856,784       20,376,651
                                              ===========         ===========        ===========      ===========
FULLY DILUTED SHARES
- --------------------
Weighted average common shares outstanding
                                               20,140,321          19,914,315         20,110,230       19,883,476

Weighted average common stock options
  outstanding                                     132,904             106,203            146,597          103,028

Preferred stock considered a common stock
  equivalent                                      599,985             599,985            599,985          403,324

Assumed conversion of redeemable preferred
  stock not considered a common stock
  equivalent                                    1,262,033           1,265,708          1,261,657        1,265,928
                                              -----------         -----------        -----------      -----------
Total fully diluted shares                     22,135,243          21,886,211         22,118,469       21,655,756
                                              ===========         ===========        ===========      ===========

 NET INCOME                                   $16,300,000         $15,405,000        $30,355,000      $25,943,000
Preferred stock dividends on redeemable
  preferred stock                             $   663,000         $   665,000        $ 1,326,000      $ 1,330,000
                                              -----------         -----------        -----------      -----------

Net income available to common shares         $15,637,000         $14,740,000        $29,029,000      $24,613,000
                                              ===========         ===========        ===========      ===========
Primary earnings per share (net income
  available to common shares divided by
  total primary shares)                       $      0.75         $      0.72        $      1.39      $      1.21
                                              ===========         ===========        ===========      ===========

Fully diluted earnings per share (net
  income divided by total fully diluted
  shares)                                     $      0.74         $      0.70        $      1.37      $      1.20
                                              ===========         ===========        ===========      ===========





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